SUN BANCORP, INC.
                    		      ANNUAL MEETING OF SHAREHOLDERS
					                             APRIL 27, 2000

                 			      CERTIFICATE OF JUDGES OF ELECTION

  We, Willard J. Bowen, Charles C. Snyder and Michael P. Fisher, Judges of Election at the Annual Meeting of Shareholders of SUN BANCORP, INC. held on April 27, 2000, hereby certify as follows:

  a)  	That we have reviewed the list of shareholders, proxies and other
       relevant papers and records in connection with the aforesaid	meeting:

		b)  	That there are, and were, at the close of business on March 10, 2000, the record date for the aforesaid meeting, 6,789,358 shares of the
       Corporation outstanding:

		c)  	That we have examined all of the proxies submitted to us with respect to the aforesaid meeting:

		d)  	That there were present in person or by valid proxy, the holder of
       5,699,364 shares:

		e)  	That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

		f)  	That the vote for the election of three (3) directors to the Corporation whose terms end as indicated below is as follows:

       Thomas B. Hebble, 3 year term to expire in 2003

       FOR 5,554,976			         AGAINST 144,388

       Paul R. John, 3 year term to expire in 2003

       FOR 5,652,138	         		AGAINST 47,226

       Fred W. Kelly, Jr., 3 year term to expire in 2003

       FOR 5,646,766	         		AGAINST 52,598










  g) To ratify the appointment of Parente, Randolph, Certified Public Accountants as the independent certified public accountants for SUN BANCORP, INC. for the year 2000.

       FOR 5,644,883    	AGAINST 10,810    	ABSTAIN 43,670









                                  							Judges of Election

							                                  /s/ Willard J. Bowen
                                         --------------------
                                  							Willard J. Bowen

                                							  /s/ Charles C. Snyder
                                         ---------------------
							                                  Charles C. Snyder

							                                  /s/ Michael P. Fisher
                                         ---------------------
						                                  	Michael P. Fisher